Exhibit 32.2

KLX INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS REQUIRED BY

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Annual Report of KLX Inc. (the “Company”) on Form 10‑K for the fiscal year ended January 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael F. Senft, Vice President—Chief Financial Officer and Treasurer of the Company, certify that to the best of my knowledge:

1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Chairman and Chief Executive Officer
Date: March 24, 2016	By:	/s/ Michael F. Senft
Michael F. Senft
Vice President—Chief Financial Officer and Treasurer